                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                THE FINISH LINE
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                   June 7, 1996

Dear Stockholder:

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders of The Finish Line, Inc. on Thursday, July 18, 1996, at 9:00 a.m., to be held at the Finish Line retail store located at 49 W. Maryland, Indianapolis, IN 46225 on the third floor of the Circle Centre Mall in downtown Indianapolis. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

  The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Respectfully,

                                          /s/ Alan H. Cohen

                                          Alan H. Cohen,
                                          Chairman of the Board
                                          and Chief Executive Officer

                             THE FINISH LINE, INC.
                          3308 NORTH MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 18, 1996

                               ----------------

TO THE STOCKHOLDERS OF THE FINISH LINE, INC.:

  Notice is hereby given that the 1996 Annual Meeting of Stockholders of The Finish Line, Inc. to be held at the Finish Line retail store located at 49 W. Maryland, Indianapolis, IN 46225 on the third floor of the Circle Centre Mall in downtown Indianapolis on Thursday, July 18, 1996 at 9:00 a.m., for the following purposes:

  1. To elect six directors; and

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on June 3, 1996, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ David M. Fagin

                                          David M. Fagin,
                                          Executive Vice President and
                                          Secretary

Indianapolis, Indiana
June 7, 1996

- --------------------------------------------------------------------------------
 YOUR VOTE IS IMPORTANT, ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE
 AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH
 REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------

                             THE FINISH LINE, INC.
                           3308 N. MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 18, 1996

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 7, 1996 in connection with the solicitation of proxies by the Board of Directors of The Finish Line, Inc. ("TFL" or the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Finish Line retail store located at 49 W. Maryland, Indianapolis, IN 46225 on the third floor of the Circle Centre Mall in downtown Indianapolis, on Thursday, July 18, 1996, at 9:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company's stockholders will be asked to elect six directors, and to vote on such other matters as may properly come before the Annual Meeting.

  Throughout this Proxy Statement, fiscal 1996, fiscal 1995 and fiscal 1994 represents the fiscal years ending February 29, 1996, February 28, 1995 and February 28, 1994, respectively.

PERSONS MAKING THE SOLICITATION

  The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefore. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Stock.

VOTING AT THE MEETING

  Stockholders of record at the close of business on June 3, 1996 of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 4,105,362 shares of Class A Common Stock and 6,234,537 shares of Class B Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote and each outstanding share of Class B Common Stock entitles the holder to ten votes.

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

  Stockholders do not have the right to cumulate their votes in the election of directors.

REVOCABILITY OF PROXY

  A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of June 3, 1996, information relating to the beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                                BENEFICIAL OWNERSHIP AS OF JUNE 3, 1996
                          -----------------------------------------------------------
                                 CLASS A                CLASS B
                          ----------------------- -------------------------
                           NUMBER OF      % OF    NUMBER OF         % OF      TOTAL
          NAME            SHARES(1)(2)  CLASS(10) SHARES(1)       CLASS(10)  SHARES
          ----            ------------  --------- ---------       --------- ---------
Alan H. Cohen...........        --         --     1,829,529(3)      29.3%   1,829,529
David I. Klapper........        --         --     1,829,529(3)(4)   29.3%   1,829,529
David M. Fagin..........        --         --     1,194,368(5)      19.2%   1,194,368
Larry J. Sablosky.......        --         --     1,311,241(6)      21.0%   1,311,241
Joseph W. Wood..........      4,000(7)     --           --           --         4,000
Steven J. Schneider.....     40,101(7)      (9)         --           --        40,101
Donald E. Courtney......     43,000(7)      (9)         --           --        43,000
George S. Sanders.......      7,700(7)      (9)         --           --         7,700
Michael L. Marchetti....        --                      --                        --
Jonathan K. Layne.......      7,000(7)      (9)         --           --         7,000
Jeffrey H. Smulyan......     17,000(7)      (9)         --           --        17,000
FMR Corporation (8).....    471,600       11.3%         --           --       471,600
  82 Devonshire Street
  Boston, MA 02109
All directors and
 executive officers as a
 group (11 persons).....    118,801        2.8%   6,164,667         98.9%   6,283,468

- --------
(1) Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236.

(2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of Class A Common Stock.

(3) Includes 300,706 shares of Class B Common Stock held as Trustee of various trusts for the benefit of his minor children.

(4) Includes 342,857 shares held by Mr. Klapper as General Partner of a family partnership.

(5) Includes 33,054 shares held by Mr. Fagin's spouse and includes 6,582 shares held by Mr. Fagin as custodian for his minor children. Excludes an aggregate of 76,452 shares held by Mr. Fagin's son and daughter who are over the age of 21 and also excludes 1,481 shares held by Mr. Fagin's granddaughter. Mr. Fagin disclaims beneficial ownership of all securities held by other members of his household.

(6) Includes 200,000 shares of Class B Common Stock held as Trustee of two trusts for the benefit of his minor children. Includes 4,984 shares held by Mr. Sablosky's spouse and includes 5,816 shares held by Mr. Sablosky as custodian for his minor children. Also includes 59,748 shares held by a trust for Mr. Sablosky's minor children under a Trust Agreement pursuant to which he serves as a co-trustee. Mr. Sablosky disclaims beneficial ownership of all securities held by other members of his household.

(7) Includes the following shares issuable upon exercise of options which are exercisable within 60 days of June 3, 1996:

      Joseph W. Wood.....................................................  4,000
      Steven J. Schneider................................................ 37,001
      Donald E. Courtney................................................. 42,000
      George S. Sanders..................................................  7,700
      Michael L. Marchetti...............................................    --
      Jonathan K. Layne..................................................  7,000
      Jeffrey H. Smulyan.................................................  7,000

(8) This information is based solely on a Schedule 13G dated February 14, 1996 filed with the Securities Exchange Commission, a copy of which was provided to the Company.

(9)  Less than 1% of the shares of Class A Common Stock outstanding.

(10) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

                             ELECTION OF DIRECTORS

  A Board of six directors is to be elected at the 1996 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 1996 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

NOMINEES

  The nominees for election as directors of the Company are Alan H. Cohen, David I. Klapper, David M. Fagin, Larry J. Sablosky, Jonathan K. Layne, and Jeffrey H. Smulyan. See "Management--Executive Officers and Directors" for additional information concerning the nominees.

BOARD OF DIRECTORS' RECOMMENDATION.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

                                                                     EXECUTIVE
                                                                     OFFICER OR
                                                                      DIRECTOR
             NAME              AGE             POSITION                SINCE
             ----              ---             --------              ----------
 Alan H. Cohen...............   49 Chairman of the Board of             1976
                                   Directors, President and Chief
                                   Executive Officer
 David I. Klapper............   47 Executive Vice President,            1976
                                   Director
 David M. Fagin..............   52 Executive Vice President,            1982
                                   Secretary and Director
 Larry J. Sablosky...........   47 Executive Vice President,            1982
                                   Director
 Joseph W. Wood..............   48 Vice President and General           1995
                                   Merchandise Manager
 Steven J. Schneider.........   40 Vice President-Finance and           1989
                                   Chief Financial Officer
 Donald E. Courtney..........   41 Vice President-MIS &                 1989
                                   Distribution
 George S. Sanders...........   38 Vice President-Real Estate and       1994
                                   Store Construction
 Michael L. Marchetti........   46 Vice President-Store Operations      1995
 Jonathan K. Layne...........   42 Director                             1992
 Jeffrey H. Smulyan..........   48 Director                             1992

  Mr. Alan H. Cohen, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since May 1982. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981.

  Mr. David I. Klapper, a co-founder of the Company, has as served as Executive Vice President and a director of the Company since May 1982. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).

  Mr. David M. Fagin, a co-founder of the Company, has served as Executive Vice President, Secretary and a director of the Company since May 1982. Prior to 1982, Mr. Fagin was self employed as a manufacturer's representative for sporting goods companies. Mr. Fagin has been involved in the athletic retail industry for over 25 years.

  Mr. Larry J. Sablosky, a co-founder of the Company, has served as Executive Vice President and a director of the Company since May 1982. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 20 years.

  Mr. Joseph W. Wood, has served as Vice President and General Merchandise Manager of the Company since January 1995. From May 1993 to December 1994, Mr. Wood served as Executive Vice President and Chief Operating Officer of Just For Feet, a superstore athletic footwear retailer. From October 1986 to May 1993, Mr. Wood served as Senior Vice President and General Merchandise Manager of the Athlete's Foot Group, a mall based athletic footwear retailer.

  Mr. Steven J. Schneider, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1989. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc. a women's apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for 15 years.

  Mr. Donald E. Courtney has served as Vice President-MIS and Distribution of the Company since August 1989. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Mr. Courtney was employed by Guarantee Auto Stores, Inc., an automotive retailer. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President-MIS and Distribution. Mr. Courtney has been involved in the retail industry for 18 years.

  Mr. George S. Sanders has served as Vice President-Real Estate and Store Construction since April 1994. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Sr. Leasing Representative.

  Mr. Michael L. Marchetti has served as Vice President-Store Operations since September 1995. From May 1990 to September 1995, Mr. Marchetti was employed by Champs Sports, a division of Woolworth Corporation, the last five years which he served as Regional Vice President. Mr. Marchetti has been involved in the retail industry for over 25 years.

  Mr. Jonathan K. Layne has served as a director of the Company since June 1992. Mr. Layne has been a partner of the law firm of Gibson, Dunn & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. Mr. Layne was an associate with Gibson, Dunn & Crutcher from 1979 to 1986. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, K-Swiss Inc., a manufacturer of athletic footwear and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan has served since 1986 as Chairman of the Board and President of Emmis Broadcasting Corporation, an owner and operator of radio stations. Mr. Smulyan served as Chairman of the Seattle Mariners professional baseball team from 1989 until 1992 and was the principal owner of Seattle Baseball, L.P., which owned the Mariners prior to their sale in July 1992.

  Each director holds office until the next annual meeting of stockholders or until his successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held 4 meetings in fiscal 1996 and all directors attended at least 75 percent of the meetings of the Board and Board Committees of which they were members.

  The Board of Directors has two committees. The Audit Committee is comprised of Messrs. Cohen, Layne, and Smulyan. The Compensation and Stock Option Committee is comprised of Messrs. Smulyan and Layne. There is no committee performing the function of a Nominating Committee.

  The Audit Committee met three times during fiscal 1996. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and financial practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation and Stock Option Committee also met three times during fiscal 1996. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1996, 1995, and 1994 for the person who was Chief Executive Officer at the end of the last fiscal year and the five most highly compensated executive officers of the Company ("Named Officers") whose salary and bonus exceeded $100,000 in fiscal year 1996.

                          SUMMARY COMPENSATION TABLE

                                                          LONG TERM COMPENSATION
                                                     --------------------------------
                                                              AWARDS          PAYOUTS
                                                     ------------------------ -------
                              ANNUAL COMPENSATION                SECURITIES
                              -------------------    RESTRICTED  UNDERLYING    LTIP    ALL OTHER
   NAME AND PRINCIPAL          SALARY     BONUS        STOCK    OPTIONS/SAR'S PAYOUTS COMPENSATION
        POSITION         YEAR  ($)(1)    ($)(2)      AWARD(S) $      (#)        ($)      ($)(3)
   ------------------    ---- --------- ---------    ---------- ------------- ------- ------------
Alan H. Cohen........... 1996   265,000   116,706       --            --        --          --
  CEO, President and     1995   250,000    90,000       --            --        --       30,000
  Chairman of the Board  1994   250,000    42,511       --            --        --       29,193
Larry J. Sablosky....... 1996   225,000    99,090       --            --        --       17,879
  Executive Vice         1995   250,000    90,000       --            --        --       30,000
  President              1994   250,000    30,788       --            --        --       29,193
Joseph W. Wood.......... 1996   172,632    80,685(4)    --          5,000       --          --
  Vice President-General 1995    26,559       --        --         40,000       --          --
  Merchandise Manager    1994       --        --        --            --        --          --
David I. Klapper........ 1996   175,000    51,380       --            --        --       17,879
  Executive Vice         1995   250,000    90,000       --            --        --       30,000
  President              1994   250,000    42,511       --            --        --       29,193
David M. Fagin.......... 1996   175,000    51,380       --            --        --       17,879
  Executive Vice         1995   250,000    90,000       --            --        --       30,000
  President, and         1994   250,000    30,805       --            --        --       29,193
  Secretary

- --------
(1) For the period from the closing of the Company's initial public offering on June 16, 1992 through the end of fiscal 1995, Messrs. Cohen, Klapper, Fagin and Sablosky were compensated at an annualized base rate of $250,000.
(2) Cash bonuses for services rendered in fiscal year 1996 have been listed in the year earned, however the stated amounts were actually paid in the subsequent fiscal year.
(3) The stated amounts are Company contributions to The Finish Line, Inc. Profit Sharing Plan. Mr. Cohen elected not to participate in the plan for plan year ended October 31, 1995. Mr. Wood was not eligible to participate in the plan during his first year of employment.
(4) $30,000 of the stated amount was paid in January 1996 as a signing bonus which was paid at the end of Mr. Wood's first full year of employment.

DIRECTOR COMPENSATION

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $2,500 per annum and an additional $2,500 per meeting for attending regular meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, Directors who are not employees of the Company receive options to purchase 3,000 shares of Class A Common Stock upon their first election to the Board and an additional 2,000 options for each year they serve on the Board.

                                 OPTION GRANTS

  Shown below is information with respect to options granted to Named Officers for the last fiscal year.

                                                                   POTENTIAL
                                                                  REALIZABLE
                                                                   VALUE AT
                                 INDIVIDUAL GRANTS              ASSUMED ANNUAL
                     ------------------------------------------ RATES OF STOCK
                     NUMBER OF  % OF TOTAL                           PRICE
                     SECURITIES  OPTIONS                         APPRECIATION
                     UNDERLYING GRANTED TO                        FOR OPTION
                      OPTIONS   EMPLOYEES  EXERCISE                 TERM(4)
                      GRANTED   IN FISCAL    PRICE   EXPIRATION ---------------
                       (1)(2)      YEAR    ($/SH)(3)    DATE      5%      10%
                     ---------- ---------- --------- ---------- ------- -------
Alan H. Cohen.......     --         --         --         --        --      --
David I. Klapper....     --         --         --         --        --      --
David M. Fagin......     --         --         --         --        --      --
Larry J. Sablosky...     --         --         --         --        --      --
Joseph W. Wood......   5,000       1.8%     $8.625    2/21/06   $27,121 $68,730

- --------
(1) Options granted during fiscal year 1996 vest 10% one year, 20% two years, 30% three years and 40% four years after the date of grant (February 21, 1996).

(2) Options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) Options were granted at market value at the date of grant (the closing price of the Company's Class A Common Stock on the NASDAQ National Market System).

(4) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company's estimate of future stock price growth.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  Shown below is information with respect to the unexercised options to purchase the Company's Class A Common Stock under the Incentive Plan. No Named Officers exercised any stock options during fiscal 1996.

                                                          NUMBER OF
                                                          SECURITIES
                                                          UNDERLYING    IN-THE-MONEY
                                                         UNEXERCISED    OPTIONS/SARS
                                                         OPTIONS/SARS    AT FY-END
                                                        AT FY-END (#)      ($)(1)
                               SHARES ACQUIRED  VALUE   -------------- --------------
                                 ON EXERCISE   REALIZED  EXERCISABLE/   EXERCISABLE/
           NAME                      (#)         ($)    UNEXERCISABLE  UNEXERCISABLE
           ----                --------------- -------- -------------- --------------
Alan H. Cohen...............         --          --        --      --     --      --
 CEO, President and
 Chairman of the Board
David I. Klapper............         --          --        --      --     --      --
 Executive Vice President
David M. Fagin..............         --          --        --      --     --      --
 Executive Vice President
Larry J. Sablosky...........         --          --        --      --     --      --
 Executive Vice President
Joseph W. Wood..............         --          --      4,000  41,000  5,000  45,625
 Vice President & GMM

- --------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on February 28, 1996 ($8.75) and the exercise price of the options.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

SCOPE OF COMMITTEE'S WORK

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") administers the Company's 1992 Employee Stock Incentive Plan, as amended, reviews the Company's compensation plans, programs and policies for executive officers, monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

SUMMARY OF COMPENSATION POLICIES FOR CEO AND EXECUTIVE OFFICERS

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to encourage achievement of superior results over time and to directly align executive officer and stockholder economic interests.

CEO COMPENSATION

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. For the period from the closing of the Company's initial public offering on June 16, 1992 through February 28, 1995, Mr. Alan H. Cohen, the Company's Chief Executive Officer, was compensated at the annualized base rate of $250,000. For the latest fiscal year, Mr. Cohen's base compensation was increased to $265,000. See "Executive Compensation--Summary Compensation Table". In March 1995, the Committee established a performance bonus program for Mr. Cohen (as well as for the Company's other senior executive officers) which, for the fiscal year ended February 29, 1996, was based on four factors:

  1. Increase in 1996 income before taxes as compared to 1995 income before taxes
  2. Same store sales increases
  3. Total sales increases
  4. Total square footage from retail stores added

  A bonus of between 0% and 60% of base compensation, up to a maximum of $159,000 was payable under the program. The Committee believes this arrangement provided the Chief Executive Officer (as well as the Company's other senior executive officers) with significant incentive and aligned what amounted to a bonus ($116,706 for fiscal 1996) equal to a meaningful percentage (44% for fiscal 1996) of his annual base salary directly to the Company's economic performance.

  While the Committee believes that the use of stock options which vest over a period of time are an effective device to link individual compensation with increased stockholder values, because of Mr. Cohen's substantial equity position in the Company (1,829,529 shares of Class B Common Stock as of June 3, 1996), Mr. Cohen requested that he not be eligible at the current time for the grant of stock options or other incentive awards under the Company's Incentive Plan. Consequently, no options or incentive awards were granted to Mr. Cohen during fiscal 1996.

EXECUTIVE OFFICERS COMPENSATION

  The Committee has adopted similar policies with respect to overall compensation of the Company's other senior executive officers. The salaries of Messrs. Klapper, Fagin, and Sablosky were identical to Mr. Cohen for the period June 16, 1992 through February 28, 1995 ($250,000 on an annualized basis). For fiscal 1996, Messrs. Klapper, Fagin, and Sablosky were compensated at $175,000, $175,000 and $225,000, respectively.

These salary levels were established by considering the salaries of similar executives of comparable companies both within and outside the industry in which the Company operates. Such executive officers were also eligible on the same terms for the bonus program described above for Mr. Cohen. Finally, due to their substantial equity positions in the Company, Messrs. Klapper, Fagin and Sablosky (who owned as of June 3, 1996 1,829,529, 1,194,368, and 1,311,241 shares of Class B Common Stock, respectively), have also requested that they not be eligible at the current time for the grant of stock options or other incentive awards under the Incentive Plan. Consequently, no options or incentive awards were granted to these executives during fiscal 1996.

  The Company's Vice President and General Merchandise Manager, Mr. Wood, was compensated at a base annual salary of $172,632 during fiscal 1996. In addition, Mr. Wood participated in a bonus plan similar to the plan described above, subject to a maximum bonus of 40% of annual base salary.

  The Company's Chief Executive Officer and the other Named Officers were also eligible to participate in the Company's Profit Sharing Plan currently up to a maximum annual contribution of $30,000 per person for the Company's most recent plan year ended October 31, 1995. See "Executive Compensation--Summary Compensation Table".

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based", compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors much is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

SUMMARY

  The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

                                          COMPENSATION AND STOCK
                                          OPTION COMMITTEE

                                          Jonathan K. Layne
                                          Jeffrey H. Smulyan

June 3, 1996

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Smulyan and Layne comprise the Compensation and Stock Option
Committee.

  Mr. Layne is a partner of the law firm of Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future.

                         STOCK PRICE PERFORMANCE GRAPH

           COMPARISON OF THIRTY-THREE MONTH CUMULATIVE TOTAL RETURN
                          AMONG THE FINISH LINE, INC.
                    S&P 500 INDEX AND PEER GROUP INDEX (1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           THE FINISH        PEER         MARKET
(Period Covered)             LINE, INC.        INDEX        INDEX
- ---------------------        ---------------   ---------    ----------
Measurement Pt-6/9/92        $100.00           $100.00      $100.00
2/26/93                      $180.952          $141.224     $117.637
2/28/94                      $77.381           $161.645     $139.216
2/28/95                      $60.714           $126.091     $141.158
2/29/96                      $83.333           $79.655      $196.808


                     ASSUMES $100 INVESTED ON JUNE 9, 1992
                   AND ASSUMES DIVIDENDS REINVESTED THROUGH
                     FISCAL YEAR ENDING FEBRUARY 29, 1996
- --------
(1) Peer group is: SIC Codes 5940 through 5949 (17 actively trading issues during relevant period). SIC codes beginning with 594 represent miscellaneous Shopping Goods Stores which, in management's opinion, most closely represents the peer group of the Company.

(2) The first day of trading of the Company's Class A Common Stock on the NASDAQ National Market System.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

 General

  On March 27, 1992, the Board of Directors adopted the 1992 Employee Stock Incentive Plan (the "Incentive Plan"), the purpose of which is to enable the Company to attract, retain and motivate its employees by providing for or increasing their proprietary interest in the Company. The Incentive Plan was amended by the Board of Directors on April 20, 1995 and by the Company's Stockholders on July 20, 1995 to increase the maximum number of shares of Class A Common Stock issuable from 500,000 to 850,000. Any person who is employed by the Company or any subsidiary of the Company is eligible to participate in the Incentive Plan. As of June 3, 1996, approximately 4,000 persons were eligible.

  The Incentive Plan authorizes the issuance of up to 850,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of June 3, 1996, options to purchase an aggregate of 569,550 shares of Class A Common Stock at an average exercise price of $9.23 per share had been granted under the Incentive Plan to a total of 85 persons leaving 280,450 options available for future grant. Included in these grants are options to purchase an aggregate of 208,999 shares granted to five executive officers at an average exercise price of $9.31. Of these options, 14,999 have been exercised at an average price of $10.25 per share. All unexercised options, including those granted to the executives above, total 529,651 shares and vest over the following years:

                                                  #
                                               SHARES
                                               -------
             Currently Vested................. 144,256
             Vest During FYE 2/1997...........  29,220
             Vest During FYE 2/1998........... 135,263
             Vest During FYE 2/1999........... 118,813
             Vest During FYE 2/2000........... 102,099

  The Incentive Plan provides that it shall be administered by the Compensation and Stock Option Committee consisting of two or more directors, each of whom is a "disinterested person." A "disinterested person" is generally one who is not eligible and has not been eligible at any time within one year prior to becoming a member of the Compensation and Stock Option Committee for selection as a person to whom benefits may be granted pursuant to the Incentive Plan or any other non-formula plan of the Company or any of its affiliates. Subject to the provisions of the Incentive Plan, the Compensation and Stock Option Committee has full and final authority to select employees to whom awards will be granted thereunder, to grant such awards and to determine the number of shares to be sold or issued pursuant thereto and the terms and provisions of such awards, including, without limitation, the terms relating to vesting, exercise price and form of payment.

  The Incentive Plan authorizes the Compensation and Stock Option Committee to award eligible employees any type of benefits that may involve the issuance of shares of Class A Common Stock or other benefits that are derived from the value of shares of Class A Common Stock. Benefits are not restricted to any specified form or structure and may include, without limitation, stock bonuses, restricted stock, stock options, and other benefits. Any award may consist of one such arrangement or two or more of them in tandem or in the alternative. On May 30, 1996, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $26.38 per share.

  No awards may be granted under the Incentive Plan after March 27, 2002, and no shares of Class A Common Stock may be issued under the Incentive Plan after March 27, 2012.

  The Incentive Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Incentive Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

 General

  On July 21, 1994, the stockholders adopted the Non-Employee Director Stock Option Plan (the "Director Plan"), the purpose of which is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing their proprietary interest in the Company. Any non-employee director of the Company or any subsidiary of the Company is eligible to participate in the Director Plan. As of June 1, 1996, two persons were eligible.

  The Director Plan authorizes the issuance of up to 75,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of June 3, 1996, options to purchase an aggregate of 14,000 shares of Class A Common Stock at an average exercise price of $9.86 per share had been granted under the Director Plan to a total of two persons. Of these options, none have been exercised. The unexercised options total 14,000 shares and vest over the following years:

                                              # SHARES
                                              --------
             Currently Vested................  10,000
             Vest During FYE 2/97............   4,000

  The Director Plan is intended to meet the requirements of Rule 16b-3(c) (2)
(ii) adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. To this end, the Director Plan requires no discretionary action by any administrative body with regard to any transaction under the Director Plan. To the extent, if any, that any questions or interpretation arise, they will be resolved by the Board.

  Upon initial election or appointment of any non-employee director to the Board or upon a continuing director becoming a non-employee director, such non-employee director will become eligible to receive an option to purchase 3,000 shares of the Company's Class A Common Stock to be granted on the date of the next Annual Meeting of Stockholders pursuant to the terms and conditions described in the Director Plan.

  In addition, each non-employee director will be automatically granted, on a annual basis, a non-qualified stock option to purchase 2,000 shares of the Company's Class A Common stock on the date of each Annual Meeting of Stockholders commencing with the Annual Meeting of Stockholders at which the non-employee director is granted the 3,000 share option pursuant to the foregoing paragraph. The per share exercise price of the option will be the fair market value of a share of the Company's Class A Common Stock on the date of grant, defined as the closing price of the Company's Class A Common Stock on the NASDAQ National Market System (or such other securities market on which the Company's Class A common Stock is primarily traded on such date). Each option will have a term of ten years and shall become fully exercisable one year after grant. On May 30, 1996, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $26.38 per share.

  No awards may be granted under the Director Plan after July 21, 2004, and no shares of Class A Common Stock may be issued under the Director Plan after July 21, 2014.

  The Director Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Director Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young was the Company's certified public accountant for fiscal 1996. During fiscal 1996, the Company also engaged Ernst & Young to render certain non-audit professional services involving assistance on tax planning matters and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Ernst & Young has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Ernst & Young during fiscal 1996 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young plan to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals which stockholders intend to present at the 1997 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236) no later than February 28, 1997.

                                 MISCELLANEOUS

  The Company's Annual Report to Stockholders for the fiscal year ended February 29, 1996, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

  The Company is not aware of any other business to be presented at the 1996 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgments.

                                          By Order of the Board of Directors,

                                          /s/ David M. Fagin

                                          David M. Fagin,
                                          Executive Vice President and
                                          Secretary
Indianapolis, Indiana
June 7, 1996

                             THE FINISH LINE, INC.
                             CLASS A COMMON STOCK
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 18, 1996
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 1996 AT 9:00 A.M.
          IN THE FINISH LINE RETAIL STORE LOCATED AT 49 W. MARYLAND,
                          INDIANAPOLIS, INDIANA 46225
     ON THE THIRD FLOOR OF THE CIRCLE CENTRE MALL IN DOWNTOWN INDIANAPOLIS

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1996 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in The Finish Line, Inc. at the Annual Meeting of Stockholders to be held on July 18, 1996, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.

                           (CONTINUED ON OTHER SIDE)

A [X] Please mark your
      votes as in this
      example.


        FOR all nominees         WITHHOLD
        listed at right          AUTHORITY
       (except as marked       to vote for all
     to the contrary below)     nominees listed     Nominees: Alan H. Cohen
                                                              David M. Fagin
1. Election of    [  ]             [  ]                       David I. Klapper
   Directors                                                  Jonathan K. Layne
(INSTRUCTION: to withhold authority to vote for any           Larry J. Sablosky
individual nominee, write that nominee's name on the          Jeffrey H. Smulyan
space provided below.)

- -----------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSALS 2.

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                             Dated:          , 1996
            ---------------------------------------------      ----------
Note: Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.